                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                     FORM 11-K


(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934 [FEE REQUIRED]

For the fiscal year ended                   September 30, 1995
                           ----------------------------------------------------
                                                    OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934 [NO FEE REQUIRED]

For the transition period from                        to
                               ---------------------      ---------------------
Commission file number                          1-11556
                        -------------------------------------------------------
              UNI-MARTS, INC. RETIREMENT SAVINGS & INCENTIVE PLAN
-------------------------------------------------------------------------------
                             (Full title of the plan)

                                UNI-MARTS, INC.
-------------------------------------------------------------------------------
           (Name of issuer of the securities held pursuant to the plan)

477 East Beaver Avenue, State College, PA                            16801-5690
-------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)























                         This Document Contains 17 Pages.
                             Exhibit Index on Page 16.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

TABLE OF CONTENTS
-------------------------------------------------------------------------------
                                                                           Page

INDEPENDENT AUDITORS' REPORT                                                3

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1995 AND 1994 AND FOR THE
 THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1995:

 Statements of Net Assets Available for Benefits                           4-5

 Statements of Changes in Net Assets Available for Benefits                6-8

 Notes to Financial Statements                                             9-12

SUPPLEMENTAL SCHEDULES AS OF SEPTEMBER 30, 1995
 AND FOR THE YEAR THEN ENDED:

 Item 27a - Schedule of Assets Held for Investment Purposes                13

 Item 27d - Schedule of Reportable Transactions Involving
  Securities of the Same Issue Where the Aggregate Amount
  Exceeds 5% of Beginning Plan Value                                       14


Supplemental schedules not included herein are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Trustees and Participants of
 Uni-Marts, Inc. Retirement Savings & Incentive Plan
State College, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of Uni-Marts, Inc. Retirement Savings & Incentive Plan as of September 30, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1995 and 1994, and the changes in net assets available for benefits for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds and is not a required part of the basic financial statements. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, except for the omission of certain historical cost information in the supplemental schedules, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/S/ DELOITTE & TOUCHE LLP

November 10, 1995

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1995

---------------------------------------------------------------------------------------------------------
                                                Supplementary Information by Fund
                                   ---------------------------------------------------------
                                                                                  Uni-Marts,
                                                                                     Inc.
                                    Money      Government    Capital      High      Common
                                    Market       Income      Growth      Income     Stock        Total
ASSETS                               Fund         Fund        Fund        Fund       Fund

Cash                               $ 18,625     $  5,044   $    5,101   $  4,947              $   33,717
                                   --------     --------   ----------   --------              ----------

Investments, at fair value:

  Uni-Marts, Inc. Common Stock,
   121,345 shares:                                                                  $849,414      849,414
     Pooled funds                   592,318      553,433    1,243,344    449,527               2,838,622
     Participant loans               58,607                                                       58,607
                                   --------     --------   ----------   --------   --------   ----------
              Total investments     650,925      553,433    1,243,344    449,527    849,414    3,746,643
                                   --------     --------   ----------   --------   --------   ----------

     Contributions receivable         2,909        2,211        3,823      1,841                  10,784
     Interfund receivable (payable)  (5,435)      10,188       (1,554)    (3,199)
                                   --------     --------   ----------   --------   --------   ----------
                                     (2,526)      12,399        2,269     (1,358)                 10,784
                                   --------     --------   ----------   --------   --------   ----------

NET ASSETS AVAILABLE FOR BENEFITS  $667,024     $570,876   $1,250,714   $453,116   $849,414   $3,791,144
                                   ========     ========   ==========   ========   ========   ==========

See notes to financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1994

----------------------------------------------------------------------------------------------------
                                                Supplementary Information by Fund
                                   ---------------------------------------------------------
                                                                                  Uni-Marts,
                                                                                     Inc.
                                    Money      Government    Capital      High      Common
                                    Market       Income      Growth      Income     Stock        Total
ASSETS                               Fund         Fund        Fund        Fund       Fund

Cash                               $410,870     $  5,024     $  5,037   $  5,040              $  425,971
                                   --------     --------     --------   --------              ----------

Investments, at fair value:

  Uni-Marts, Inc. Common Stock,
   97,442 shares:                                                                  $487,208      487,208
     Pooled funds                    74,518      504,923      947,544    387,243               1,914,228
     Participant loans               44,610                                                       44,610
                                   --------     --------     --------   --------   --------   ----------
              Total investments     119,128      504,923      947,544    387,243    487,208    2,446,046
                                   --------     --------     --------   --------   --------   ----------

     Contributions receivable         3,063        2,542        4,014      1,903                  11,522
                                   --------     --------     --------   --------   --------   ----------

NET ASSETS AVAILABLE FOR BENEFITS  $533,061     $512,489     $956,595   $394,186   $487,208   $2,883,539
                                   ========     ========     ========   ========   ========   ==========

See notes to financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1995

----------------------------------------------------------------------------------------------------
                                                Supplementary Information by Fund
                                   ---------------------------------------------------------
                                                                                   Uni-Marts,
                                                                                      Inc.
                                    Money      Government    Capital      High       Common
                                    Market       Income      Growth      Income      Stock      Total
                                     Fund         Fund        Fund        Fund        Fund

NET ASSETS AVAILABLE FOR BENEFITS,
 BEGINNING OF YEAR                 $533,061     $512,489   $  956,595   $394,186    $487,208  $2,883,539
                                   --------     --------   ----------   --------    --------  ----------
ADDITIONS:
 Participant contributions           81,419       63,675      109,106     52,439      53,421     360,060
 Employer contributions                                                              111,139     111,139
 Interest and dividend income        27,003       35,691       35,691     38,747      12,420     149,552
 Net appreciation in fair value
  of plan assets                                  29,949      219,302     20,257     226,142     495,650
 Interfund transfers                 62,973      (24,801)     (31,962)    (8,423)      2,213
 Rollover contribution                1,033          344                     172         172       1,721
                                   --------     --------   ----------   --------    --------  ----------
           Total additions          172,428      104,858      332,137    103,192     405,507   1,118,122
                                   --------     --------   ----------   --------    --------  ----------
DEDUCTIONS:
 Payments to beneficiaries          (38,362)     (46,471)     (38,018)   (44,247)    (43,301)   (210,399)
 Other                                 (103)                                 (15)                   (118)
                                   --------     --------   ----------   --------    --------  ----------
           Total deductions         (38,465)     (46,471)     (38,018)   (44,262)    (43,301)   (210,517)
                                   --------     --------   ----------   --------    --------  ----------
INCREASE IN NET ASSETS              133,963       58,387      294,119     58,930     362,206     907,605
                                   --------     --------   ----------   --------    --------  ----------
NET ASSETS AVAILABLE FOR BENEFITS,
 END OF YEAR                       $667,024     $570,876   $1,250,714   $453,116    $849,414  $3,791,144
                                   ========     ========   ==========   ========    ========  ==========
See notes to financial statements.

                                                       6

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1994

----------------------------------------------------------------------------------------------------------
                                                Supplementary Information by Fund
                                   ---------------------------------------------------------
                                                                                  Uni-Marts,
                                                                                     Inc.
                                     Money     Government    Capital     High       Common
                                     Market      Income      Growth     Income      Stock      Total
                                      Fund        Fund        Fund       Fund        Fund

NET ASSETS AVAILABLE FOR BENEFITS,
 BEGINNING OF YEAR                 $542,221     $602,764    $ 989,257  $419,214    $415,914  $2,969,370
                                   --------     --------    ---------  --------    --------  ----------
ADDITIONS:
 Participant contributions            82,850      73,631      117,590    55,477      46,974     376,522
 Employer contributions                                                             113,811     113,811
 Interest and dividend income         18,067      37,342       74,336    35,512       9,271     174,528
 Net (depreciation)in fair value
  of plan assets                                 (54,480)     (58,703)  (35,611)    (15,762)   (164,556)
 Interfund transfers                  61,378     (46,793)     (30,860)   13,678       2,597
                                   ---------    --------    ---------  --------    --------  ----------
           Total additions           162,295       9,700      102,363    69,056     156,891     500,305
                                   ---------    --------    ---------  --------    --------  ----------
DEDUCTIONS:
 Payments to beneficiaries          (170,657)    (99,975)    (135,017)  (94,076)    (85,597)   (585,322)
 Other                                  (798)                      (8)       (8)                   (814)
                                   ---------    --------    ---------  --------    --------  ----------
           Total deductions         (171,455)    (99,975)    (135,025)  (94,084)    (85,597)   (586,136)
                                   ---------    --------    ---------  --------    --------  ----------
(DECREASE) INCREASE IN NET ASSETS     (9,160)    (90,275)     (32,662)  (25,028)     71,294     (85,831)
                                   ---------    --------    ---------  --------    --------  ----------

NET ASSETS AVAILABLE FOR BENEFITS,
 END OF YEAR                       $ 533,061    $512,489    $ 956,595  $394,186    $487,208  $2,883,539
                                   =========    ========    =========  ========    ========  ==========
See notes to financial statements.

                                                       7

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1993

----------------------------------------------------------------------------------------------------------
                                                Supplementary Information by Fund
                                   ---------------------------------------------------------
                                                                                  Uni-Marts,
                                                                                     Inc.
                                    Money      Government   Capital      High       Common
                                    Market       Income     Growth      Income      Stock      Total
                                     Fund         Fund       Fund        Fund        Fund

NET ASSETS AVAILABLE FOR BENEFITS,
 BEGINNING OF YEAR                 $512,313     $537,793    $752,703   $335,140    $119,440  $2,257,389
                                   --------     --------    --------   --------    --------  ----------
ADDITIONS:
 Participant contributions           84,455       74,737     106,960     51,286      33,317     350,755
 Employer contributions                                                             110,876     110,876
 Interest and dividend income        10,605       43,987       4,329     31,659       6,918      97,498
 Net appreciation (depreciation)in
  fair value of plan assets                       (3,969)     91,312     22,150     163,232     272,725
 Interfund transfers                    (62)     (35,492)     45,432     (9,878)
 Valley Farms transfers               4,175       27 315      15,234     15,240       5,073      67,037
                                   --------     --------    --------   --------    --------  ----------
           Total additions           99,173      106,578     263,267    110,457     319,416     898,891
                                   --------     --------    --------   --------    --------  ----------
DEDUCTIONS:
 Payments to beneficiaries          (69,265)     (41,607)    (26,713)   (26,376)    (22,942)   (186,903)
 Other                                                                       (7)                     (7)
                                   --------     --------    --------   --------    --------  ----------
           Total deductions         (69,265)     (41,607)    (26,713)   (26,383)    (22,942)   (186,910)
                                   --------     --------    --------   --------    --------  ----------
INCREASE IN NET ASSETS               29,908       64,971     236,554     84,074     296,474     711,981
                                   --------     --------    --------   --------    --------  ----------
NET ASSETS AVAILABLE FOR BENEFITS,
 END OF YEAR                       $542,221     $602,764    $989,257   $419,214    $415,914  $2,969,370
                                   ========     ========    ========   ========    ========  ==========
See notes to financial statements.

                                                       8

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1995 AND 1994
-------------------------------------------------------------------------------

1.  THE PLAN

    Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan"), a defined contribution plan, was established October 1, 1983 to include all full-time employees of the former parent of Uni-Marts, Inc. and certain of its subsidiaries and related companies. Effective October 1, 1987, the Plan was amended and restated to include only the employees of Uni-Marts, Inc. and its affiliates (the "Company"). The assets of the Plan attributable to employees of the former parent and related companies were spun off from the
    Plan effective the date of the amendment.   Uni-Marts, Inc. is the Trustee
    of the Plan.

    Employees are eligible to participate after attainment of age 21, and completion of at least 1,000 hours of service in one eligibility computation period. Employees whose wages and conditions of employment are subject to agreement with a collective bargaining agent are not eligible to participate unless provided by the collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    All eligible employees may direct the Company to contribute from 1% to 3% of their compensation to the Plan on their behalf as a basic contribution. An additional amount up to 12% of compensation may be deposited as a supplemental contribution. Total individual employee contributions are indexed annually for inflation and may not exceed $9,240, $8,994, and $8,728 per Plan year ended 1995, 1994 and 1993, respectively, as provided in the Plan. The Company will make matching contributions equal to $.50 for each $1.00 of basic contribution and may make an optional contribution at the discretion of the Board of Directors. No optional contributions were made in the Plan years 1995, 1994 and 1993. Each participant has at all times a 100% nonforfeitable interest in their account balance.

    Effective October 1, 1992, the Plan was amended and restated. The effect of this amendment is to reflect the merger of the Valley Farms, Inc. (a subsidiary of Uni-Marts, Inc.) Cash or Deferred Profit Sharing Plan with and into the Plan and to incorporate the amendments necessary to comply with regulations issued by the Internal Revenue Service (IRS).

    Each employee directs that his/her contribution be invested and reinvested in one or more of the investment funds selected by the Trustee and/or in the Company's common stock. The Trustee determines how all amounts credited to a member's optional contribution account, if any, will be invested. All income, expenses, gains or losses attributable to assets held in each investment fund are reflected therein exclusively.

    Participants' accounts may be withdrawn upon separation from the Company, death, disability or retirement (regular - age 65; early - age 55). Withdrawals, except for hardship withdrawals, are distributed in lump sums, including earnings. A participant may request a loan or apply for a hardship withdrawal in accordance with the provisions of the Plan. The Company has the right to terminate the Plan subject to the provisions of ERISA.

2.  ADMINISTRATION OF THE PLAN

    The Company is the administrator of the Plan. All fees related to the Plan's administration and recordkeeping are paid by the Company and therefore are not reported as an expense of the Plan.

3.  INVESTMENTS

    Investments representing units of funds maintained by diversified, open-end management investment companies are stated at fair value as determined by published market prices. Uni-Marts, Inc. common stock is valued at the closing market price. Income and expenses relating to these investments are recorded on the accrual basis of accounting.

    Investments at September 30, are as follows:

                                                      1995           1994
    Money Market Fund:
     Massachusetts Financial Services
      Cash Reserve Class B                        $   27,171     $   34,935
     Rushmore Money Market Fund                      565,147         39,583
                                                  ----------     ----------
                                                     592,318         74,518
                                                  ----------     ----------
    Government Income Fund:
     Massachusetts Financial Services
      Government Mortgage Class A                     82,269
     Massachusetts Financial Services
      Government Mortgage Class B                    198,105        269,303
     Franklin U.S. Government Securities             273,059        235,620
                                                  ----------     ----------
                                                     553,433        504,923
                                                  ----------     ----------
    Capital Growth Fund:
     Massachusetts Financial Services
      Capital Growth Class A                         249,338
     Massachusetts Financial Services
      Capital Growth Class B                         422,739        557,441
     Janus Fund                                      571,267        390,103
                                                  ----------     ----------
                                                   1,243,344        947,544
                                                  ----------     ----------
    High Income Fund:
     Massachusetts Financial Services
      High Income Class A                             59,309
     Massachusetts Financial Services
      High Income Class B                            123,814        181,494
     Franklin Income Fund                            266,404        205,749
                                                  ----------     ----------
                                                     449,527        387,243
                                                  ----------     ----------
    Uni-Marts, Inc. Common Stock                     849,414        487,208
                                                  ----------     ----------
    Investments                                    3,688,036      2,401,436
                                                  ----------     ----------
    Participant Loans                                 58,607         44,610
                                                  ----------     ----------
    Total Investments                             $3,746,643     $2,446,046
                                                  ==========     ==========

    During 1995, 1994 and 1993, the Plan purchased from Uni-Marts, Inc. 29,054, 28,937 and 36,704 shares of its common stock at a cost of $164,560, $160,785 and $144,193, respectively. The price paid for these shares was the average of the bid and ask price per share on the date purchased for the 1993 Plan year and the portion of the 1994 Plan year that the stock was traded on the over-the-counter market. For the 1995 Plan year and the portion of the 1994 Plan year that the stock was traded on the American Stock Exchange, the price paid for the shares was as traded on the American Stock Exchange.

4.  TAX STATUS

    The trust established under the Plan to hold the Plan's assets is qualified pursuant to the appropriate section of the Internal Revenue Code (IRC), and, accordingly, the trust's net investment income is exempt from income taxes. The Plan obtained its latest determination letter on September 9, 1993, in which the IRS stated that the Plan, as then designed, was in compliance with the applicable requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax exempt as of the financial statement date.


                             *****

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
SEPTEMBER 30, 1995
-----------------------------------------------------------------------------------------------------------

                                          DESCRIPTION OF INVESTMENT INCLUDING
                                            MATURITY DATE, RATE OF INTEREST,                        CURRENT
IDENTITY OF ISSUE                         COLLATERAL, PAR OR MATURITY VALUE            COST          VALUE

Massachusetts Financial Services:
 Cash Reserve Class B                Money Market Account, 27,171 shares             $ 27,171     $   27,171
 Government Mortgage Class A         Government Bond Mutual Fund, 12,261 shares         *             82,269
 Government Mortgage Class B         Government Bond Mutual Fund, 29,524 shares         *            198,105
 Capital Growth Class A              Stock Mutual Fund, 14,921 shares                   *            249,338
 Capital Growth Class B              Stock Mutual Fund, 25,405 shares                   *            422,739
 High Income Class A                 Corporate Bond Mutual Fund, 11,428 shares          *             59,309
 High Income Class B                 Corporate Bond Mutual Fund, 23,856 shares          *            123,814
Rushmore Money Market Fund           Money Market Account, 565,147 shares             565,141        565,147
Franklin U.S. Government Securities  Government Bond Mutual Fund, 39,747 shares         *            273,059
Janus Fund                           Stock Mutual Fund, 24,216 shares                   *            571,267
Franklin Income Fund                 Corporate Bond Mutual Fund, 115,828 shares         *            266,404
Uni-Marts, Inc. Common Stock         Company Common Stock, 121,345 shares             588,126        849,414
Employee Loans Receivable            Maturing 1998 - 2010, interest from 7% to 8.5%    58,607         58,607
                                                                                                  ----------
Total                                                                                             $3,746,643
                                                                                                  ==========

*  Cost information is not available

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS INVOLVING SECURITIES
OF THE SAME ISSUE WHERE THE AGGREGATE AMOUNT EXCEEDS 5% OF
BEGINNING PLAN VALUE
YEAR ENDED SEPTEMBER 30, 1995
------------------------------------------------------------------------------------------------------------
                                                                                    CURRENT VALUE
                                                              EXPENSE                OF ASSET ON
 IDENTITY OF                           PURCHASE   SELLING  INCURRED WITH   COST OF   TRANSACTION    NET GAIN
PARTY INVOLVED   DESCRIPTION OF ASSET   PRICE      PRICE    TRANSACTION     ASSET       DATE         (LOSS)


Uni-Marts, Inc.    Uni-Marts, Inc.     Various      N/A        None       $164,560     $164,560       N/A
                    common stock


                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


          UNI-MARTS, INC.
          RETIREMENT SAVINGS & INCENTIVE PLAN



          /S/ J. KIRK GALLAHER
          -------------------------------------------
          J. Kirk Gallaher
          Executive Vice President

                                   EXHIBIT INDEX


                                                                         Page(s)

         23      Consent of Independent Certified Public Accountants.      17

EXHIBIT


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Uni-Marts, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-9807 of Uni-Marts, Inc. on Form S-8 of our report dated November 10, 1995 appearing in this Annual Report on Form 11-K of Uni-Marts, Inc. Retireement Savings and Incentive Plan for the year ended September 30, 1995.



/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 27, 1995